Exhibit 99.1

FOR IMMEDIATE RELEASE	Bel Fuse Inc. 206 Van Vorst Street Jersey City, NJ 07302 www.belfuse.com tel 201.432.0463 fax 201.432.9542
Investor Contact: Neil Berkman Associates (310) 477-3118 info@berkmanassociates.com	Company Contact: Daniel Bernstein President & CEO (201) 432-0463

Bel Reports Third Quarter Results

JERSEY CITY, New Jersey, October 27, 2011 -- Bel Fuse Inc. (NASDAQ:BELFA and NASDAQ:BELFB) today announced preliminary unaudited financial results for the third quarter and first nine months of 2011.

Summary
w
  For the third quarter, sales decreased 10.7% to $75.9 million compared to $85.0 million for the third quarter of 2010.  However, for the first nine months of 2011, sales increased 3.5% to a record $226.5 million compared to $218.8 million for the first nine months of 2010.

w	Excluding a litigation charge, non-GAAP net earnings for this year's third quarter were $1.2 million, or $0.10 per diluted Class A share and $0.11 per diluted Class B share.
w	Cash and investments were $102.2 million as of September 30, 2011, an increase of $16.7 million since December 31, 2010.
w	Cisco awarded Bel Fuse for "Excellence in Service and Responsiveness".

CEO comments
Daniel Bernstein, Bel's President and CEO, stated, "In the third quarter, we earned an operating profit and generated cash in a difficult environment.  Although sales in our modules group were up more than 50% over 2010 levels, this was not enough to overcome the decreases in sales of our other three product groups, compared to the third quarter of 2010.  The most significant decrease was in the magnetics group, where increasing competition has affected sales of MagJack products.  Compared to the second quarter of 2011, sales declined in all product groups.  Because of these results and the current market outlook, we expect business conditions to remain challenging and are therefore realigning our organization to further reduce costs and improve operations.  We expect to finalize and publicly announce our plan, including the anticipated costs and savings associated with it, as part of Bel's fourth quarter earnings report.
"In September, Bel received Cisco's prestigious 'Excellence in Service and Responsiveness' award and was nominated for Cisco's 'Excellence in Technology Alignment' and prestigious 'Supplier of the Year' award.  We were the only Cisco supplier to be nominated in three separate categories, and are honored to be singled out for this recognition among Cisco's hundreds of vendors, including many Fortune 500 companies.  Our award for 'Excellence in Service and Responsiveness' is a tribute to the hard work and dedication of all Bel associates throughout the world."
"We continue to actively pursue acquisition candidates and believe strongly that acquiring the right company will further strengthen Bel for the future."

Third Quarter Results
For the three months ended September 30, 2011, net sales decreased to $75,903,000 compared to $85,041,000 for the third quarter of 2010.
Cost of sales increased to 84.1% of sales for the third quarter of 2011, compared to 76.2% of sales for the third quarter of 2010, primarily due to a shift in the product mix to sales of a higher proportion of modules products, which have higher materials content and lower profit margins than Bel's other product lines.

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Bel Reports Third Quarter Results
October 27, 2011
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The increase in Bel's effective tax rate for this year's third quarter compared to the third quarter of 2010 was primarily caused by an accounting loss with minimal tax benefit in Asia, where tax rates are lower, combined with an accounting profit in the US.  In addition, the prior year tax rate reflected a benefit from the expiration of tax statutes of limitations of $1,196,000 which did not recur in 2011.
Net earnings for the third quarter of 2011 were $1,012,000, which included litigation charges of $247,000 ($223,000 after tax).  This compares to net earnings for the third quarter of 2010 of $10,001,000, which included a benefit from the expiration of tax statutes of limitations of $1,196,000, a gain on sale of property, plant and equipment of $388,000 ($389,000 after tax), and severance and acquisition-related costs of $77,000 ($65,000 after tax) primarily related to the relocation of manufacturing operations in China and the Cinch acquisition.
Excluding litigation charges associated with the SynQor legal case, referenced below and in the comparison of GAAP and non-GAAP measures, non-GAAP net earnings for the third quarter of 2011 were $1,233,000.  This compares to non-GAAP net earnings for the third quarter of 2010 of $8,481,000.  A reconciliation of non-GAAP to GAAP financial measures is provided in the table attached to this press release.
Net earnings per diluted Class A common share for the third quarter of 2011 were $0.08, compared to net earnings per diluted Class A common share of $0.82 for the third quarter of 2010.  Adjusted to exclude litigation charges, non-GAAP net earnings per diluted Class A common share were $0.10 for the third quarter of 2011, compared to non-GAAP net earnings per diluted Class A common share of $0.69 for the third quarter of 2010.
Net earnings per diluted Class B common share were $0.09 for the third quarter of 2011, compared to net earnings per diluted Class B common share of $0.86 for the third quarter of 2010.  Adjusted to exclude litigation charges, non-GAAP net earnings per diluted Class B common share were $0.11 for the third quarter of 2011, compared to non-GAAP net earnings per diluted Class B common share of $0.73 for the third quarter of 2010.
Excluding litigation charges, non-GAAP income from operations for the third quarter of 2011 was $2,182,000.  For the third quarter of 2010, adjusted to exclude a gain on sale of property, plant and equipment and severance and plant closure charges, non-GAAP income from operations was $9,140,000.

Balance Sheet Data
As of September 30, 2011, Bel reported working capital of $166,484,000, including cash, cash equivalents, and marketable securities of $102,248,000, a current ratio of 4.8 to 1, total long-term obligations of $12,320,000, and stockholders' equity of $222,587,000.  In comparison, as of December 31, 2010, Bel reported working capital of $157,296,000, including cash, cash equivalents, and marketable securities of $85,535,000, a current ratio of 4.4 to 1, total long-term obligations of $10,571,000, and stockholders' equity of $220,333,000.

Nine Month Results
For the nine months ended September 30, 2011, net sales increased to a nine-month record $226,479,000 compared to $218,842,000 for the first nine months of 2010. Net earnings were $3,682,000 for this year's first nine months, compared to net earnings of $14,671,000 for the same period last year.  Results for 2011 include a full nine months of operations for Cinch, which was acquired on January 29, 2010.  Cinch's January 2011 revenue accounted for $5.5 million of the increase in Bel's total net sales for the first nine months of 2011.

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Bel Reports Third Quarter Results
October 27, 2011
Page Three

Net earnings per diluted Class A common share for the first nine months of 2011 were $0.29, compared to net earnings per diluted Class A common share of $1.19 for the first nine months of 2010.  Adjusted to exclude litigation charges, non-GAAP net earnings per diluted Class A common share were $0.53 for the first nine months of 2011, compared to non-GAAP net earnings per diluted Class A common share of $1.24 for the same period last year.
Net earnings per diluted Class B common share were $0.32 for the first nine months of 2011, compared to net earnings per diluted Class B common share of $1.27 for the first nine months of 2010.  Adjusted to exclude litigation charges, non-GAAP net earnings per diluted Class B common share were $0.58 for the first nine months of 2011, compared to non-GAAP net earnings per diluted Class B common share of $1.32 for the first nine months of 2010.

SynQor Legal Case
On July 11, 2011, the Court awarded supplemental damages of $2.5 million against Bel in the previously disclosed SynQor litigation.  Of this amount, $1.9 million is covered through an indemnification agreement with one of Bel's customers and the remaining $0.6 million was recorded during the second quarter as an expense by the Company.  During the third quarter of 2011, Bel recorded costs and interest associated with this lawsuit of $0.2 million.  Bel is in the process of appealing the verdict and judgment, and has been advised that the full amount of the damage award plus costs and interest must be posted as a supersedeas bond upon filing of the notice of appeal.  In October, Bel will post a total of $13.0 million in the form of a supersedeas bond to the Court in the Eastern District of Texas while the case is on appeal to the United States Court of Appeals.

Conference Call
Bel has scheduled a conference call at 11:00 a.m EDT today.  To participate in the call, dial (720) 545-0088, conference ID #20607994.  A simultaneous webcast is available from the Events and Presentations link on the Investor Info tab at www.BelFuse.com.  The webcast will be available for replay, for a period of 20 days, at this same Internet address.  For a telephone replay, dial (404) 537-3406, conference ID #20607994 after 2:00 p.m. EDT.

About Bel
Bel (www.belfuse.com) and its divisions are primarily engaged in the design, manufacture, and sale of products used in networking, telecommunications, high-speed data transmission, commercial aerospace, military, transportation, and consumer electronics.  Products include magnetics (discrete components, power transformers and MagJack® connectors with integrated magnetics), modules (DC-DC converters, integrated analog front-end modules and custom designs), circuit protection (miniature, micro and surface mount fuses) and interconnect devices (micro, circular and filtered D-Sub connectors, passive jacks, plugs and high-speed cable assemblies).  The Company operates facilities around the world.

Forward-Looking Statements
Except for historical information contained in this press release, the matters discussed in this press release (including the statements  regarding future business conditions,  Bel's realignment plan and the potential impact of acquisitions) are forward looking statements that involve risks and uncertainties.  Among the factors that could cause actual results to differ materially from such statements are: the market concerns facing our customers; the continuing viability of sectors that rely on our products; the effects of business and economic conditions; capacity and supply constraints or difficulties; product development, commercializing or technological difficulties; the regulatory and trade environment; risks associated with foreign currencies; uncertainties associated with legal proceedings; the market's acceptance of the Company's new products and competitive responses to those new products; and the risk factors detailed from time to time in the Company's SEC reports.  In light of the risks and uncertainties, there can be no assurance that any forward-looking statement will in fact prove to be correct. We undertake no obligation to update or revise any forward-looking statements.

                                                                    (tables attached)

BEL FUSE INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(000s omitted, except for per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010*	2011	2010*
	(unaudited)		(unaudited)

Net sales	$75,903	$85,041	$226,479	$218,842

Costs and expenses:
Cost of sales	63,865	64,797	186,365	173,524
Selling, general and administrative	9,856	11,181	30,327	30,642
Litigation charges	247	--	3,471	--
Loss (gain) on sale of property, plant and equipment	(3)	(388)	4	(369)
Total costs and expenses	73,965	75,590	220,167	203,797

Income from operations	1,938	9,451	6,312	15,045
Gain on sale of investment	--	--	119	--
Interest income and other, net	120	87	281	325

Earnings before provision (benefit) for income taxes	2,058	9,538	6,712	15,370
Provision (benefit) for income taxes	1,046	(463)	3,030	699

Net earnings	$1,012	$10,001	$3,682	$14,671

Earnings per Class A common share
basic and diluted	$0.08	$0.82	$0.29	$1.19

Weighted average Class A common shares outstanding
basic and diluted	2,175	2,175	2,175	2,175

Earnings per Class B common share
basic and diluted	$0.09	$0.86	$0.32	$1.27

Weighted average Class B common shares outstanding
basic and diluted	9,644	9,528	9,584	9,496

*
Prior year amounts have been restated to reflect adjustments previously reported during the measurement period related to the Cinch acquisition as if all such adjustments had been recognized on the date of acquisition.

CONDENSED CONSOLIDATED BALANCE SHEET DATA
(000s omitted)

	Sep. 30,	Dec. 31,		Sep. 30,	Dec. 31,
ASSETS	2011	2010	LIABILITIES & EQUITY	2011	2010
	(unaudited)	(unaudited)		(unaudited)	(unaudited)

Current assets	$210,695	$203,564	Current liabilities	$44,211	$46,268
Property, plant
& equipment, net	41,042	44,793	Noncurrent liabilities	12,320	10,571
Goodwill and intangibles	15,298	15,555
Other assets	12,083	13,260	Stockholders' equity	222,587	220,333

Total Assets	$279,118	$277,172	Total Liabilities & Equity	$279,118	$277,172

BEL FUSE INC. AND SUBSIDIARIES
NON-GAAP MEASURES (unaudited)
(000s omitted, except for per share data)

	Three Months Ended September 30, 2011				Nine Months Ended September 30, 2011
	Income from Operations	Net earnings(2)	Net earnings per Class A common share - diluted(3)	Net earnings per Class B common share - diluted(3)	Income from Operations	Net earnings(2)	Net earnings per Class A common share - diluted(3)	Net earnings per Class B common share - diluted(3)

GAAP measures	$1,938	$1,012	$0.08	$0.09	$6,312	$3,682	$0.29	$0.32
Severance costs	--	--	--	--	135	92	0.01	0.01
Litigation charges, net	247	223	0.02	0.02	3,071	2,822	0.23	0.24
Costs associated with
Pulse proxy initiative	--	--	--	--	267	166	0.01	0.01
Gain on sales of Pulse
shares, net of income tax	--	--	--	--	--	(74)	(0.01)	(0.01)
Loss (gain) on sale of
property, plant and equipment	(3)	(2)	--	--	4	2	--	--
Non-GAAP measures(1)	$2,182	$1,233	$0.10	$0.11	$9,789	$6,690	$0.53	$0.58

	Three Months Ended September 30, 2010				Nine Months Ended September 30, 2010
	Income from Operations	Net earnings(2)	Net earnings per Class A common share - diluted(3)	Net earnings per Class B common share - diluted(3)	Income from Operations	Net earnings(2)	Net earnings per Class A common share - diluted(3)	Net earnings per Class B common share - diluted(3)

GAAP measures	$9,451	$10,001	$0.82	$0.86	$15,045	$14,671	$1.19	$1.27
Severance and
plant closure costs	44	44	--	--	1,096	1,000	0.08	0.09
Acquisition-related costs and
inventory-related purchase
accounting adjustments	33	21	--	--	1,127	699	0.06	0.06
Gain on sale of property,
plant and equipment	(388)	(389)	(0.03)	(0.03)	(369)	(377)	(0.03)	(0.03)
Expiration of tax statutes
of limitations, net	--	(1,196)	(0.10)	(0.10)	--	(732)	(0.06)	(0.06)
Non-GAAP measures(1)	$9,140	$8,481	$0.69	$0.73	$16,899	$15,261	$1.24	$1.32

(1)    The non-GAAP measures presented above are not measures of performance under accounting principles generally accepted in the United States of America ("GAAP").  These measures should not be considered a subsitute for, and the reader should also consider, income from operations, net earnings, earnings per share and other measures of performance as defined by GAAP as indicators of our performance or profitability. Our non-GAAP measures may not be comparable to other similarly-titled captions of other companies due to differences in the method of calculation.

     Based upon discussions with investors and analysts, we believe that the reader's understanding of Bel's performance and profitability is enhanced by reference to these non-GAAP measures.  Removal of amounts such as gains on sales of investments and real estate, tax benefits resulting from the expiration of tax statutes of limitations, charges for severance, factory closure, amounts charged for litigation,  inventory-related purchase accounting adjustments and acquisition-related costs facilitates comparisons of our results among reporting periods.  We believe that such amounts are not reflective of the relevant business in the period in which the gain or charge is recorded for accounting purposes.

(2) Net of income tax at effective rate in the applicable tax jurisdictions.

(3) Individual amounts of earnings per share may not agree to the total due to rounding.